                                  EXHIBIT 10.1

                            Stock Purchase Agreement



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                           NATIONAL MEDIA CORPORATION

                            Series E Preferred Stock



                            STOCK PURCHASE AGREEMENT

                                   Dated as of
                                 August 11, 1998


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                                TABLE OF CONTENTS

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                                                                                                               Page


                                    ARTICLE I
                                                    DEFINITIONS.................................................  1

         Section 1.1       Definitions..........................................................................  1
         Section 1.2       Accounting Terms and Determinations..................................................  9
         Section 1.3       Computation of Time Periods..........................................................  9
         Section 1.4       Construction.........................................................................  9
         Section 1.5       Exhibits and Schedules...............................................................  9
         Section 1.6       No Presumption Against Any Party.....................................................  9

                                   ARTICLE II
                                                   THE PURCHASES................................................ 10

         Section 2.1       Initial Purchase..................................................................... 10
         Section 2.2       Further Purchase..................................................................... 10
         Section 2.3       Transaction Initiation Fee........................................................... 11
         Section 2.4       Register of Securities............................................................... 11
         Section 2.5       Restrictions on Transfer............................................................. 11
         Section 2.6       Removal of Transfer Restrictions..................................................... 13
         Section 2.7       Additional Representations and Warranties by ACO..................................... 13
         Section 2.8       No Brokers or Finders................................................................ 14
         Section 2.9       Information in Proxy Statement....................................................... 14

                                   ARTICLE III
                                                    CONDITIONS.................................................. 15

         Section 3.1       Conditions to Each Party's Obligation to Effect the Purchase......................... 15
         Section 3.2       Further Conditions to ACO's Obligation to Purchase................................... 16
         Section 3.3       Conditions to the Company's Obligations to Effect the Purchase....................... 17

                                   ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES BY THE COMPANY................................ 19

         Section 4.1       Organization of the Company.......................................................... 19
         Section 4.2       The Company Capital Structure........................................................ 19
         Section 4.3       Authority; No Conflict; Required Filings and Consents................................ 21
         Section 4.4       SEC Filings; Financial Statements.................................................... 22
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
         Section 4.5       No Undisclosed Liabilities........................................................... 23
         Section 4.6       Absence of Certain Changes or Events................................................. 23
         Section 4.7       Taxes................................................................................ 23
         Section 4.8       Properties........................................................................... 24
         Section 4.9       Intellectual Property................................................................ 24
         Section 4.10      Agreements, Contracts and Commitments................................................ 25
         Section 4.11      Litigation and Regulatory Matters.................................................... 25
         Section 4.12      Environmental Matters................................................................ 25
         Section 4.13      Employee Benefit Plans............................................................... 26
         Section 4.14      Compliance With Laws................................................................. 29
         Section 4.15      Registration Statement; Proxy Statement.............................................. 29
         Section 4.16      Labor Matters........................................................................ 30
         Section 4.17      Insurance............................................................................ 30
         Section 4.18      Broker Fees, etc..................................................................... 30
         Section 4.19      No Existing Discussions.............................................................. 30
         Section 4.20      Section 203 of the DGCL and Sections 2538, 2555 and 2564 of the Pennsylvania
                           Business Corporation Law Not Applicable.............................................. 30
         Section 4.21      The Company Rights Plan.............................................................. 31
         Section 4.22      Board Recommendation................................................................. 31
         Section 4.23      Required Company Vote................................................................ 31
         Section 4.24      Full Disclosure...................................................................... 31

                                    ARTICLE V
                                                     COVENANTS.................................................. 31

         Section 5.1       Information.......................................................................... 32
         Section 5.2       Fiscal Plans......................................................................... 34
         Section 5.3       Payment of Obligations............................................................... 34
         Section 5.4       Maintenance of Property; Insurance................................................... 34
         Section 5.5       Books and Records; Inspection........................................................ 34
         Section 5.6       Conduct of Business; Maintenance of Subsidiaries; Compliance with Law................ 35
         Section 5.7       Debt................................................................................. 35
         Section 5.8       Consolidations, Mergers and Sales of Assets.......................................... 35
         Section 5.9       Restricted Payments.................................................................. 36
         Section 5.10      Limitations on Investments........................................................... 36
         Section 5.11      Transactions with Affiliates......................................................... 36
         Section 5.12      Replacement of Certificates.......................................................... 36
         Section 5.13      Compensation of Board................................................................ 36
         Section 5.14      Organizational Documents............................................................. 37
         Section 5.15      Securities Law Filings............................................................... 37
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
         Section 5.16      Compliance With Certificate and Bylaws............................................... 37
         Section 5.17      Use of Proceeds...................................................................... 37
         Section 5.18      Employees............................................................................ 37
         Section 5.19      Transition........................................................................... 38
         Section 5.20      Exclusivity.......................................................................... 38
         Section 5.21      Registration......................................................................... 38
         Section 5.22      Reasonable Best Efforts.............................................................. 39
         Section 5.23      Public Announcements................................................................. 39

                                   ARTICLE VI
                                                     DEFAULTS................................................... 39

         Section 6.1       Defaults............................................................................. 39

                                   ARTICLE VII
                                                    TERMINATION................................................. 40

         Section 7.1       Termination.......................................................................... 40
         Section 7.2       Effect of Termination................................................................ 41

                                  ARTICLE VIII
                                                   MISCELLANEOUS................................................ 42

         Section 8.1       Notices.............................................................................. 42
         Section 8.2       No Waivers........................................................................... 42
         Section 8.3       Cumulative Remedies.................................................................. 42
         Section 8.4       Expenses; Documentary Taxes; Indemnification......................................... 42
         Section 8.5       Amendments and Waivers............................................................... 43
         Section 8.6       Successors and Assigns............................................................... 43
         Section 8.7       Survival of Representations and Warranties........................................... 43
         Section 8.8       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial...................... 43
         Section 8.9       Counterparts; Facsimile Signatures................................................... 44
         Section 8.10      Entire Agreement..................................................................... 44
         Section 8.11      Confidentiality...................................................................... 45

Schedule 1        Company Disclosure Schedule................................................................... 47

Exhibit A         Amendment No. 7 to Rights Agreement........................................................... 48
Exhibit B         Certificate of Designation of Series E Stock.................................................. 49
Exhibit C         Compliance Certificate........................................................................ 50
Exhibit D         Stockholders Voting Agreement................................................................. 51
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
Exhibit E         Consulting Agreement.......................................................................... 52
Exhibit F         Costalas Waiver Agreement..................................................................... 53
Exhibit G         Hammer Waiver Agreement....................................................................... 54
Exhibit H         Registration Rights Agreement................................................................. 55
Exhibit I         Series D Stock Purchase Agreement............................................................. 56
Exhibit J         VVI Agreement................................................................................. 57
Exhibit K         Verratti Waiver Agreement..................................................................... 58
Exhibit L         Form of Opinion of Company Counsel............................................................ 59
Exhibit M         Series B Consent Agreement.................................................................... 60
Exhibit N         First Union Bank Consent Agreement............................................................ 61
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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of August 11, 1998 is between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company") and NM ACQUISITION CO., LLC, a Delaware limited liability company ("ACO").

         In consideration of the covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section a Definitions. As used herein, the following capitalized terms have the following meanings (the following definitions being applicable in both singular and plural forms):

         "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

         "ACO Board Nominees" means Stephen Lehman, Eric Weiss, Andrew Schuon, and any other person ACO nominates from time to time as a director by written notice to the Company who is reasonably acceptable to the Company's outside directors.

         "Acquisition Proposal" means any offer or proposal for, or indication of interest in, any acquisition of, any interest in the Company, whether by way of a merger, consolidation or other transaction involving any equity interest in, or substantial portion of the assets of, the Company or the acquisition of any capital stock of the Company other than (a) pursuant to any Investment Document; or (b) through the exercise or conversion of any shares of preferred stock, options, warrants or other equity or debt securities of the Company which are outstanding at the date of this Agreement or pursuant to any existing option plan.

         "Affiliate" means as to any Person (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above, (iii) any trust in which any such Persons described in clauses (i) or
(ii) above has a beneficial interest in excess of 10% of the total beneficial interests in either the principal or income or both of such trust, and (iv) any corporation or other organization of which any such Persons described in clause
(i), (ii) or (iii) above collectively own more than 50% of the equity of such entity. For purposes of this definition, (x) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (y) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants or other rights to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

         "Agreement" means this Stock Purchase Agreement.

         "Amendment No. 7 to Rights Agreement" means an agreement between the Company and Chase Mellon Shareholder Services, Inc. in the form of Exhibit A.

         "Bankruptcy and Equity Exception" means (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and (b) general equitable principles.

         "Base Financials" means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP on June 29, 1998.

         "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in New York City are authorized by law to close.

         "Certificate of Designations for Series E Stock" means the Company's Certificate of Designation in the form of Exhibit B.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

         "Common Stock" means the Company's currently authorized class of common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

         "Company" has the meaning set forth in the introduction to this Agreement.

         "Company Rights Plan" means the Rights Agreement dated January 3, 1994 (as amended by Amendments Nos. 1 through 6 to Rights Agreement and Amendment No. 7 to Rights Agreement) between the Company and ChaseMellon Shareholder Services, Inc.

         "Company Disclosure Schedule" means Schedule 1.

         "Compliance Certificate" means a certificate in the  form of Exhibit C.

         "Consolidated Capital Expenditures" means, for any period, the capital expenditures of the Company and its Subsidiaries for such period, as the same are (or would in accordance with GAAP applied on a basis consistent with the Company's historical financial statements be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period.

         "Consulting Agreement" means an agreement between the Company and TMC, in the form of Exhibit E.

         "Conversion Stock" means the unissued Common Stock: (a) into which the Series E Stock may be converted; (b) into which the Company's Series D Preferred Stock held by ACO may be converted; (c) which is subject to the TMC Option; or
(d) which is subject to the TMC Warrant.

         "Costalas Waiver Agreement" means an agreement between the Company and Constantinos Costalas, substantially in the form of Exhibit F.

       "CVI" means Capital Ventures International, a Cayman Islands partnership.

         "Debt" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money, including unpaid, accrued interest thereon; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities other than shares of the Company's Series D Preferred Stock which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person in connection with any agreement to purchase, redeem (other than shares of the Company's Series D Preferred Stock), exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under hedging facilities and foreign exchange or forward sale contracts or similar arrangements; and (x) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DGCL" means the Delaware General Corporation Law.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equity Security" means any stock or similar security of the Company or any security (whether stock or Debt) convertible or exchangeable, with or without consideration, into any stock or similar security, or any security (whether stock or Debt) with an attached warrant, stock appreciation right or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the IRC.

         "ERISA Material Plan" means any ERISA Plan or ERISA Plans having aggregate ERISA Unfunded Liabilities in excess of $100,000.

         "ERISA Plan" means, at any time, an employee pension benefit plan of the Company or any member of the ERISA Group which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC.

         "ERISA Unfunded Liabilities" means, with respect to any ERISA Plan at any time, the amount (if any) by which: (i) the present value of all vested nonforfeitable benefits under such ERISA Plan exceeds, (ii) the fair market value of all ERISA Plan assets allocable to such benefits (exclusive of accrued but unpaid contributions), all determined as of the then most recent valuation date for such ERISA Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the ERISA Plan under Title IV of ERISA.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "First Union National Bank Consent Agreement" means the Letter Agreement, dated July 15, 1995 by and between ACO and First Union National Bank, attached as Exhibit N (as such may be amended from time to time).

         "GAAP" means generally accepted accounting principles in the United States consistently applied.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, securing, or otherwise providing assurances of the payment of any Debt of any other Person and includes: (a) any Lien or any asset of such Person securing any such Debt (and without regard to whether such Person has assumed personal liability with respect thereto), and (b) any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial condition, or otherwise); or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hammer Waiver Agreement" means an agreement between the Company and Frederick Hammer substantially in the form of Exhibit G.

         "Investment" means any investment by any Person in any other Person, whether by means of share purchase, capital contribution, loan, time deposit, or otherwise.

         "Investment Documents" means this Agreement, the Consulting Agreement, the Amendment No. 7 to Rights Agreement, the Costalas Waiver Agreement, the Hammer Waiver Agreement, the Verratti Waiver Agreement, the Series B Consent Agreement, the First Union National Bank Consent Agreement, the Registration Rights Agreement, the Series D Stock Purchase Agreement, the Certificate of Designation of Series E Stock and the ValueVision Agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (or any agreement to give any of the foregoing, whether or not contingent on the occurrence of any future event). For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to own an asset subject to a Lien when it has acquired or holds such asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

         "Material Adverse Change" means a material adverse change in the financial condition, business or properties of the Company and its Subsidiaries, taken as a whole, not including any such change which is the result of any action taken by or at the instruction of Steve Lehman, as acting CEO of the Company, or TMC.

         "Notice of Assignment" has the meaning set forth in  Section 7.5.

         "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charge or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; (c) Liens incidental to the conduct of the business of the Company or any Subsidiary (including leases of property, real and personal) which were not incurred in connection with the borrowing of money or the obtaining of advance or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (b) any Liens related to any Debt owed by the Company (or any of its Subsidiaries) to First Union National Bank or Barclays Bank.

         "Person" means an individual, a limited liability company, a corporation, a partnership, an unincorporated association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Proxy Statement" means the information furnished by the Company to its stock holders, pursuant to Rules 14a-3 and 4 under the Exchange Act, which pertains to the transactions contemplated by the Investment Documents.

         "Qualification" means, with respect to any report made by the Company's independent auditors covering financial statements, a qualification to such report (such as an explanatory paragraph or emphasis paragraph therein setting forth adverse or qualifying language): (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, or
(ii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (b) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

         "Registration Rights Agreement" means an agreement between the Company and ACO in the form of Exhibit H.

         "Restricted Payment" means: (a) any dividend or other distribution on or payment in respect of any shares of the Company's capital stock (except dividends payable in respect of capital stock solely in shares of its capital stock and payment of any premium in respect of the Company's Series D Preferred Stock), or (b) any payment or other distribution on account of the purchase, redemption (other than with respect to the Company's Series D Preferred Stock), retirement, acquisition, or obligations in respect of: (i) any shares of the Company's capital stock or (ii) any option, warrant, or other right to acquire shares of the Company's capital stock. Notwithstanding the foregoing, any distribution or payment pursuant to the Company's 401(k) Plan or any issuance or exercise of options pursuant to an existing option plan shall not be deemed to be a Restricted Payment.

         "Restricted Stock" means (a) Conversion Stock and (b) any securities issued or issuable with respect to such Conversion Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided that shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         "RGC" means RGC International Investors LDC, a Cayman Islands limited duration company.

         "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "Series D Stock Purchase Agreement" means an agreement between the Company, ACO, CVI and RGC in the form of Exhibit I.

         "Series E Stock" means the Series E Convertible Preferred Stock of the Company, having the rights, preferences, and privileges set forth in the Certificate of Designation for Series E Stock.

         "Shareholders' Voting Agreement" means an agreement among ACO and each of the Company's directors substantially in the form of Exhibit D.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Tax" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Tax" also includes any obligations under any agreements or arrangements with any other Person with respect to Taxes of such other Person (including pursuant to Treas. Reg. ss. 1.1502.5 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

         "TMC" means Temporary Media Co., LLC, a Delaware limited liability company.

         "TMC Option" means an option in the form of Exhibit A to the Consulting Agreement.

         "TMC Warrant" means a warrant in the form of Exhibit B to the Consulting Agreement.

         "Transaction Initiation Fee" means cash in the amount of (i) ACO's reasonable expense arising directly out of the negotiating of this Agreement, and its investigations regarding the Company and its legal and accounting advice with respect to the transactions contemplated hereby, up to a maximum of $500,000 in aggregate; (ii) plus 4.9% of the difference, if any, between the aggregate equity value attributed to the Company for the purposes of the Acquisition Proposal and the aggregate equity value attributed to the Company for the purposes of this Agreement up to a maximum amount of $2,500,000 for both
(i) and (ii). For the purposes of this Agreement, such
difference between the "aggregate equity values" shall be calculated by: (a) determining the final price per share of Common Stock contemplated by the Acquisition Proposal; (b) subtracting the mean price per share of Common Stock on July 10, 1998 and (c) multiplying that difference by the total number of shares of Common Stock issued or issuable on that day on a fully diluted basis, but excluding therefrom all shares of Common Stock issuable pursuant to the TMC Option or the TMC Warrant the exercise price of which is less than the purchase price of a share of Common Stock on that day.

         "Verratti Waiver Agreement" means an agreement between the Company and Robert Verratti substantially in the form of Exhibit K.

         "VVI" means ValueVision International, Inc., a Minnesota corporation.

         "VVI Agreement" means an agreement between the Company, VVI and ACO in the form of Exhibit J.

         "Wholly-Owned Subsidiary" means as to any Person or Subsidiary, all of the shares of capital stock or other equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         Section b Accounting Terms and Determinations. Unless otherwise specified herein (a) all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP and (b) references to fiscal periods are to those of the Company. When used herein, the term "financial statements" shall include the notes and schedules thereto.

         Section c Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

         Section d Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference to this Agreement or the other Investment Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

         Section e Exhibits and Schedules. Any reference to an exhibit or schedule shall be deemed to be a reference to an exhibit or schedule hereto.

         Section f No Presumption Against Any Party. Neither this Agreement nor any other Investment Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Investment Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.


                                   ARTICLE II

                                  THE PURCHASES

         Section 1. Initial Purchase. Subject to the terms and conditions of this Agreement:

         (a) The Company hereby agrees to sell to ACO and ACO hereby agrees to purchase from the Company, 20,000 shares of Series E Stock, at a purchase price equal to $1,000 per share (the "Initial Purchase"), provided that ACO shall be entitled to set off against the purchase price any amounts payable by the Company pursuant to Section 8.4, as reasonably substantiated by ACO to the Company on or before the Closing Date; and

         (b) Contemporaneously with the execution of the Consulting Agreement, the Company shall issue the TMC Option and the TMC Warrant to TMC, without any additional consideration to be paid therefor by TMC.

The closing of the Initial Purchase shall be held at the office of Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California, as soon as practicable after all conditions to Closing have been satisfied or waived (the "Closing Date"). On the Closing Date, the Company will deliver to ACO one or more Series E Stock certificates, registered in ACO's name in any denominations as ACO may specify by timely notice to the Company (or, in the absence of such notice, one such share certificate registered in ACO's name), duly executed and dated as of the Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company at such bank or other financial institution as the Company shall notify ACO. Contemporaneously with the execution of the Consulting Agreement, the Company shall deliver to TMC the TMC Warrant and the TMC Option, registered in its name, as duly executed and dated the Closing Date.

         Section 2 Further Purchase. Subject to the terms and conditions of this Agreement, the Company shall have the right to sell to ACO and ACO hereby agrees to purchase from the Company at the request of the Company, up to 2,000 shares of Series E Stock, at a purchase price equal to $1,000 per share (the "Further Purchase"), provided that: (a) such request is made prior to the date on which the Proxy Statement is first mailed to the Company's Stockholders; (b) the Initial Purchase has been consummated; and (c) ACO shall be entitled to set off against the purchase price any amounts payable by the Company pursuant to
Section 8.4, as reasonably substantiated by ACO to the Company on or before the Closing Date.

The closing of the Further Purchase shall be held at the office of Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California, on the date requested by the Company, provided that such date is 60 days or more after such request is made (the "Further Closing Date"). On the Further Closing Date, the Company will deliver to ACO one or more Series E Stock certificates, registered in ACO's name in any denominations as ACO may specify by timely notice to the Company (or, in the absence of such notice, one such share certificate registered in ACO's name), duly executed and dated as of the Further Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company at such bank or other financial institution as the Company shall notify ACO.

         Section 3 Transaction Initiation Fee. If the Company enters into any understanding or agreement with any Person pursuant to an Acquisition Proposal, during the term hereof or within four months after the termination of this Agreement pursuant to Section 7.1(d) or (e), the Company shall promptly pay the Transaction Initiation Fee to ACO. The Company acknowledges and agrees that (a) ACO has expended and will expend a considerable amount of time and effort in connection with the transactions contemplated by this Agreement, (b) ACO has incurred and will incur significant expenses in connection with the transactions contemplated by this Agreement, (c) the relationship of the parties is not marked by any self-dealing, (d) the Transaction Initiation Fee provides ACO with a reasonable incentive to make the offer contained in the transactions contemplated by this Agreement, and (e) ACO's costs described above are and will be difficult to predict and ascertain and that the Transaction Initiation Fee is a good faith attempt by ACO to estimate the amount of such costs.

         Section 4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of Series E Stock and Common Stock, in which it shall register any issuance or subsequent sale of any such shares accomplished in accordance with the terms of the Investment Documents. All transfers of the Series E Stock shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Series E Stock as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Series E Stock on its register. Subject to Section 2.4(c), the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

         Section 5  Restrictions on Transfer.

         (i) ACO understands and agrees that the Series E Stock it will be acquiring have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. ACO acknowledges that it must bear the economic risk of its investment in the Series E Stock for an indefinite period of time (subject, however, to the Company's obligation to effect the registration of the Conversion Stock under the Securities Act in accordance with the Registration Rights Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

         (ii) ACO hereby represents and warrants to the Company that it is acquiring the Series E Stock it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

         (iii) ACO hereby agrees with the Company as follows:

                  (A) The certificates evidencing the Series E Stock it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

                    "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been acquired for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold, pledged or transferred unless there is an effective registration statement or Regulation A notification under such Act covering such securities or the Company receives an opinion of counsel (which may be counsel for the Company), reasonably satisfactory in form and content to the Company, stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

                  (B) The certificates representing such Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                  (C) Absent an effective Conversion Stock registration statement under the Securities Act, covering the disposition of the Conversion Stock which ACO acquires, ACO will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Conversion Stock without first providing the Company with an opinion of counsel (which may be counsel for the Company), reasonably satisfactory in form and content to the Company, to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such opinion shall be required with respect to a sale or transfer effected in accordance with Rule 144(k) under the Securities Act.

                  (D) ACO consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock or Series E Stock in order to implement the restrictions on transfer of the Series E Stock mentioned in this subsection (c).

         Section 6 Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 2.4(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) if such Security is registered under the Securities Act, or (b) if such Security may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act.

         Section 7 Additional Representations and Warranties by ACO. ACO represents and warrants to the Company as follows:

         (i) ACO is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would be a Material Adverse Change (if ACO were the Company) with respect to ACO's business, condition or results of operations. ACO has all required legal power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.

         (ii) This Agreement constitutes the legal, valid and binding obligation of ACO and is enforceable against ACO in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally.

         (iii) ACO is an Accredited Investor and is experienced in evaluating companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. It has had access, during the course of the transaction and prior to its purchase of Series E Stock, to such information as is sufficient to make an informed decision with respect to its purchase of the Series E Stock and it has had, during the course of the transaction and prior to its purchase of Series E Stock, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

         (iv) ACO knows of no public solicitation or advertisement of an offer in connection with the Series E Stock; ACO's jurisdiction of formation or incorporation and the principal place of business as set forth in the signature page hereof are accurate.

         (v) Stephen Lehman, Daniel Yukelson and a Nevada corporation controlled by Eric Weiss are the only members of TMC. TMC is the only Manager of ACO. The provisions of ACO's Operating Agreement regarding the management of ACO shall be substantially as disclosed in the draft operating agreement delivered to the Company on August 10, 1998.

         (vi) Stephen Lehman, Jacor Communications and Gruber McBain are and through the Closing will be the only members of ACO holding a membership interest of 10% or greater therein.

         (vii) ACO has or has arranged for sufficient funds to consummate the transactions contemplated by the Investment Documents.


         (viii) ACO will hold and will not transfer, encumber or otherwise dispose of any shares of the Company's Series D Preferred Stock (or Common Stock received in connection with the conversion thereof) until after the Closing Date.

         Section 8 No Brokers or Finders. ACO represents and warrants to the Company that, as a result of ACO's actions, no person other than BT Alex. Brown Incorporated has, or as a result of the transaction as contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

         Section 9 Information in Proxy Statement. The information to be supplied by ACO or about ACO by ACO's agents for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company stockholders' meeting to approve the transactions contemplated by this Agreement (the "Stockholders' Meeting") and as of the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in such proxy statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to ACO or any of its Affiliates, officers or directors should be discovered by ACO which should be set forth in a supplement to the Proxy Statement, then ACO shall promptly inform the Company. Such information shall include all necessary information regarding the ACO Board Nominees.


                                   ARTICLE III

                                   CONDITIONS

        Section 1 Conditions to Each Party's Obligation to Effect the Purchase. The respective obligations of each party to this Agreement to effect the Initial Purchase and (if applicable) the Further Purchase (collectively, the "Purchases") shall be subject to the satisfaction or waiver in writing by each of the Company and ACO prior to the Closing Date of the following conditions:

         (i) Receipt by each party hereto of counterparts hereof signed by each of the other parties hereto;

         (ii) The transactions contemplated by this Agreement (and other matters contained in the Proxy Statement) shall have been approved in the manner required under the rules of the New York Stock Exchange and the DGCL, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company.

         (iii) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") shall have expired or been terminated, provided that ACO and the Company shall use best efforts to make any necessary filings under the HSR Act within 45 days after the date of this Agreement.

         (iv) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") the failure to which to file, obtain or occur is reasonably likely to cause a Material Adverse Change, shall have been filed or obtained or have occurred.

         (v) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

         (vi) The Company shall have received, on or prior to the date of the Proxy Statement, an opinion, from an investment banking firm chosen by the Company, and reasonably acceptable to ACO, to the effect that the transactions contemplated by this Agreement are fair to the holders of Common Stock from a financial point of view (the "Fairness Opinion") and such opinion shall be confirmed as of the Closing Date.

         Section 2 Further Conditions to ACO's Obligation to Purchase. The obligation of ACO to purchase and pay for the Series E Stock in the Purchases is subject to the following conditions having been satisfied on or before the Closing Date or Further Closing Date (as applicable):

         (i) Receipt by ACO of an opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company, dated as of the Closing Date or the Further Closing Date (as applicable), and substantially to the effect of Exhibit L;

         (ii) Receipt by ACO of a fully completed and duly executed Compliance Certificate;

         (iii) On the Closing Date or the Further Closing Date (as applicable), the Company shall have duly issued and delivered to ACO a certificate evidencing the Series E Stock purchased by ACO as provided by Section 2.1;

         (iv) The Certificate of Designation for Series E Stock shall have been filed with the Delaware Secretary of State and a copy of the Certificate certified by such Secretary of State shall have been delivered to ACO;

         (v) The Company shall have obtained all material registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate, including without limitation the offer, sale, issue and delivery of the Securities;

         (vi) Receipt by ACO from the Company of a payment in such amount as ACO may reasonably request on account of expenses incurred by ACO and its attorneys in connection with the negotiation and preparation of this Agreement and related matters and for which ACO is entitled to reimbursement pursuant to Section 7.3;

         (vii) Receipt by ACO on the Closing Date or the Further Closing Date (as applicable) of all documents it may reasonably request relating to the existence, status, and capacity of the Company and the corporate authority for, and the validity, force, and effect of the Investment

Documents and any other matters relevant hereto or thereto, all in form and substance satisfactory to ACO;

         (viii) Receipt by ACO of evidence reasonably satisfactory to ACO that the purchase price for the Series E Stock will be applied pursuant to Section 5.17;

         (ix) The fact that, immediately before and after giving effect to the consummation of such Purchase, no material Default shall have occurred and be continuing;

         (x) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Further Closing Date (as applicable) unless expressly made as of another date;

         (xi) The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement on or prior to the Closing Date or the Further Closing Date (as applicable);

         (xii) Each of the following shall have been executed by all of the parties named therein (other than ACO or TMC (as appropriate)) and shall not have been terminated or purported to have been terminated by any of the parties named therein (other than ACO or TMC (as appropriate)):

                  (A)      the Amendment No. 7 to Rights Agreement;

                  (B)      the Stockholders Voting Agreement;

                  (C)      the Consulting Agreement;

                  (D)      the Costalas Waiver Agreement;

                  (E)      the Hammer Waiver Agreement;

                  (F)      the Series D Stock Purchase Agreement;

                  (G)      the VVI Agreement;

                  (H)      the Verratti Waiver Agreement;

                  (I)      the Registration Rights Agreement;

                  (J)      the Series B Consent Agreement; and

                  (K) the First Union National Bank Consent Agreement.

         (xiii) The Company's Common Stock shall not have been delisted by the New York Stock Exchange, Inc.; and

         (xiv) The ACO Board Nominees shall constitute a majority of the Company's directors and Stephen Lehman shall be the Company's acting Chief Executive Officer and Jack Kirby shall not have been removed by the Company as a Company director without cause.

         Section 3 Conditions to the Company's Obligations to Effect the Purchase. The obligation of the Company to sell and issue the Series E Stock in the Purchase is subject to the following conditions having been satisfied on or before the Closing Date or the Further Closing Date (as applicable):

         (i) The Company shall have received the Purchase Price for the Series E Stock as provided by Sections 2.1 and/or 2.2, as the case may be;

         (ii) The representations and warranties of ACO contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Further Closing Date (as applicable), unless expressly made as of another date;

         (iii) ACO shall have performed in all material respect all material obligations required to be performed by it under this Agreement at or prior to the Closing Date or the Further Closing Date (as applicable); and

         (iv) Each of the following shall have been executed by all of the parties named therein (other than the Company) and shall not have been terminated or purported to have been terminated by any of the parties named therein (other than the Company):

                  (A)      the Amendment No. 7 to Rights Agreement;

                  (B)      the Stockholders Voting Agreement;

                  (C)      the Consulting Agreement;

                  (D)      the Costalas Waiver Agreement;

                  (E)      the Hammer Waiver Agreement;

                  (F)      the Series D Stock Purchase Agreement;

                  (G)      the VVI Agreement;

                  (H)      the Verratti Waiver Agreement;

                  (I)      the Registration Rights Agreement;

                  (J)      the Series B Consent Agreement; and

                  (K)      the First Union Bank Consent Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

         The Company represents and warrants to ACO that the statements contained in this Article IV are true and correct, except as set forth on the disclosure schedule delivered by the Company to ACO on or before the date of this Agreement (the "Company Disclosure Schedule") or as disclosed in the Company SEC Reports (as defined in Section 4.4). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

         Section 1 Organization of the Company. Each of the Company and the Company's Material Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would cause a Material Adverse Change. Except as set forth on the Company Disclosure Schedule or in the Company SEC Reports (as defined in Section 4.4) filed prior to the date hereof, neither the Company nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in the Company or in one or more of its Subsidiaries) any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent (5%) of the outstanding stock of such company. A true, correct and complete copy of the Certificate of Incorporation and other similar organizational documents of the Company and each of the Company's Material Subsidiaries (as defined below) has been delivered to ACO. "The Company's Material Subsidiaries" shall mean those subsidiaries of the Company set forth on the Company Disclosure Schedule, which

Subsidiaries constitute all of the Company's "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Securities Act.

         Section 2  The Company Capital Structure.

         (i) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, (i) 25,453,752 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 887,229 shares of Common Stock which are held in the treasury of the Company or by Subsidiaries of the Company. The Company Disclosure Schedule shows the number of shares of Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the" Company Stock Plans"), and the entities or persons to whom such options were granted. The Company Disclosure Schedule also shows the agreements under which the warrants to purchase an aggregate of 7,093,413 shares of Common Stock granted and outstanding as of the date hereof were issued and to whom such warrants were granted. As of the date hereof, the only convertible securities of the Company which are issued and outstanding are: (i) the TMC Warrant and the TMC Option, (ii) an aggregate number of 81,250 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company, which are currently convertible into 812,500 shares of Common Stock and which are currently entitled to vote on all matters submitted to the stockholders of the Company (with the exception of the election of directors) on an "as converted" basis (the "Series B Convertible Preferred Stock") (iii) 19,900 shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company which are currently convertible into a minimum of 18,543,972 shares of Common Stock, plus the number of shares of Common Stock equal to the quotient of the Accrued Premium (as defined in the Certificate of Designations (as defined below)) divided by $1.073125 (the "Series D Convertible Preferred Stock" and, together with the Series B Convertible Preferred Stock the "Company Convertible Preferred Stock") and (iv) such other convertible securities as are disclosed on the Company Disclosure Schedule. Based on the Certificate of Designations, the amount of the Accrued Premium (as defined in the Certificate of Designations) is $392,547.94 as at the date of this Agreement. All shares of Common Stock, into which Series D Convertible Preferred Stock is convertible, or which are issuable upon exercise of the Revised National Media Stock Purchase Warrant - C or the National Media Stock Purchase Warrant - D are duly registered with the Commission. All shares of Common Stock subject to issuance as specified above shall be, when issued, validly issued, fully paid and nonassessable. Except as set forth on the Company Disclosure Schedule and with respect to the Series D Preferred Stock, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. Except as set forth on the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid for and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are beneficially owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature other than Permitted Liens.

         (ii) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Company Stock Plans, the TMC Warrant or the TMC Option, and except for the Series A Junior Participating Preferred Stock issued and issuable under the Company Rights Plan, or as disclosed on the Company Disclosure Schedule, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth in the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the "Certificate of Designations") and the Registration Rights Agreement dated as of September 4, 1997, as amended, by Amendment No. 1 thereto, dated April 14, 1998 among the Company and the holders of the Series D Convertible Preferred Stock, there are no options, warrants, equity securities, stock appreciation rights, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of the Company, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company.

         Section 3  Authority; No Conflict; Required Filings and Consents.

         (i) The Company has all requisite corporate power and authority to enter into this Agreement and each of the Investment Documents to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party. The execution and delivery of this Agreement and each of the Investment Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement by the Company's stockholders under the DGCL and the rules of the New York Stock Exchange. This Agreement and each of the Investment Documents to which it is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

         (ii) Except as set forth on the Company Disclosure Schedule, the execution and delivery of this Agreement and each of the Investment Documents to which it is a party by the Company does not, and the consummation of the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Designation for Series E Stock, the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (including the Series D Convertible Preferred Stock), or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to cause a Material Adverse Change.

         (iii) Except as set forth on the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined above) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each of the Investment Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the Proxy Statement requirements imposed pursuant to the Exchange Act or by the Commission, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to cause a Material Adverse Change.

         Section 4  SEC Filings; Financial Statements.

         (i) The Company has filed and made available to ACO all forms, reports and documents filed or required to be filed by the Company with the SEC since January 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) except as set forth on the Company Disclosure Schedule, at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or omit to state a material fact necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (ii) Except as disclosed on the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the applicable dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 5 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule, and except for normal or recurring liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practices, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due) or to become due, which individually or in the aggregate, are reasonably likely to cause a Material Adverse Change.

         Section 6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule, since the date of the Base Financials, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any Material Adverse Change (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the Company's Form 10-K for the fiscal year ended March 31, 1998 as amended (the "Company 10-K") in which the Company competes) or any development or combination of developments of which the management of the Company is aware that, individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Change (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the Company 10-K) in which the Company competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries having a Material Adverse Change; (iii) any material change by the Company or its Subsidiaries in their respective accounting methods, principles or practices to which ACO has not previously consented in writing; or (iv) any revaluation by the Company or its Subsidiaries of any of their assets having a Material Adverse Change.

         Section 7  Taxes.

         (i) Except as set forth on the Company Disclosure Schedule or the Company SEC Reports, the Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. There are no audits in process or known by the Company to be pending or contemplated with respect to the Company's Tax returns. Neither the Internal Revenue Service ("IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to cause a Material Adverse Change. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the IRC, except for any such elections that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. No extension of a statute of limitations relating to any Taxes is in effect with respect to the Company and its Subsidiaries.

         (ii) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after April 1, 1991, other than a group the common parent of which was the Company or any Subsidiary of the Company.

         (iii) Neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change.

         (iv) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the IRC during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

         Section 8  Properties.

         (i) Neither the Company nor any of its Subsidiaries is in default under any of their respective leases for real property, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to cause a Material Adverse Change.

         (ii) Neither the Company nor any of its Subsidiaries owns any real property.

         Section 9 Intellectual Property. Other than as set forth on the Company Disclosure Schedule, each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are necessary to conduct the business of each of the Company and its Subsidiaries as currently conducted, subject to such exceptions that would not be reasonably likely to cause a Material Adverse Change. Other than as set forth on the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any knowledge of any assertion or claim challenging the validity of any of such intellectual property, except such assertions or claims that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change.

         Section 10 Agreements, Contracts and Commitments. Except as set forth on the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed or required to be filed as an exhibit to the Company SEC Reports (the "Company Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change. To the Company's knowledge, each Company Material Contract that has not expired by its terms is in full force and effect.

         Section 11 Litigation and Regulatory Matters. Except as described in the Company SEC Reports filed prior to the date hereof or as set forth on the Company Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending or as to which the Company or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 12 Environmental Matters. To the knowledge of the Company and its Subsidiaries, except as disclosed in the Company SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change: (i) the Company and its Subsidiaries are in material compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings, equipment or other structures) are not contaminated with any hazardous substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any hazardous substance;
(vi) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity (as defined above) or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to hazardous substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law.

         Section 13  Employee Benefit Plans.

         (i) The Company has listed on the Company Disclosure Schedule all employee benefit plans and all benefit arrangements, (i) which are maintained, contributed to or required to be contributed to by the Company or any entity that, together with the Company as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the IRC ("Company ERISA Affiliate") or under which the Company or any the Company ERISA Affiliate may incur any liability, and (ii) which cover the employees, former employees, directors or former directors of the Company or any Company ERISA Affiliate ("Company Employee Plans").

         (ii) A true and complete copy of each written Company Employee Plan that covers employees or former employees of the Company or any Subsidiary of the Company, including each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such Company Employee Plan, has been delivered to ACO. In addition, with respect to each such Company Employee Plan to the extent applicable, the Company has delivered to ACO the most recently filed Federal Forms 5500 (solely with respect to the Company 401(k) Plan), the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such Company Employee Plan.

         (iii) Except as set forth on the Company Disclosure Schedule:

                  (A) Neither the Company nor any Company ERISA Affiliate sponsors, maintains, contributes to, or has any obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, other than a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA, ("Pension Plan"); with respect to any Pension Plan previously sponsored, maintained or contributed to by the Company or any Company ERISA Affiliate or with respect to which the Company or any Company ERISA Affiliate previously incurred an obligation to contribute:

                           (1)      As of the last day of the last plan year of
each such Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero.

                           (2) No such Pension Plan has been terminated so as to
subject, directly or
indirectly, the Company or any Company ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

                           (3)      No proceeding has been initiated by any
person, including the Pension Benefit Guarantee Corporation ("PBGC"), to terminate any such Pension Plan;

                           (4) No liability to PBGC exists or is reasonably
expected to be incurred with
respect to any such Pension Plan that could subject, directly or indirectly, the Company or any Company ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person;

                           (5)      No "reportable event," as defined in Section
4043 of ERISA (to the extent the reporting of such event to PBGC has not been waived) has occurred and is continuing with respect to any such Pension Plan;

                           (6)      No such Pension Plan which is subject to
Section 302 of ERISA or Section 412 of the IRC has incurred an "accumulated funding deficiency," within the meaning of Section 302 of ERISA and 412 of the IRC, whether or not such deficiency has been waived;

                           (7)      Neither the Company nor any Company ERISA
Affiliate has, at any time, (i) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (iii) ceased making contributions on or before the Closing Date to any

Pension Plan subject to Section 4064(a) of ERISA to which the Company or any Company ERISA Affiliate made contributions during the five years prior to the Closing Date.

                  (B) neither the Company nor any Company ERISA Affiliate sponsors has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA;

                  (C) neither the Company nor any Company ERISA Affiliate sponsors has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any employee benefit plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of the Company or any Company ERISA Affiliate, except as required under
Part 6 of Title I of ERISA and Section 4980B of the IRC;

                  (D) all Company Employee Plans that cover or have covered employees or former employees of the Company have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the IRC), orders, or governmental rules and regulations in effect with respect thereto, and the Company and the Company ERISA Affiliates have performed all material obligations required to be performed by them thereunder, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans;

                  (E) each Company Employee Plan that covers or has covered employees or former employees of the Company and is intended to qualify under
Section 401(a) of the IRC and each trust established pursuant to each such Company Employee Plan that is intended to qualify under Section 501(a) of the IRC is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to ACO, and, to the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such Company Employee Plan;

                  (F) the Company and the Company ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Company Employee Plan and applicable law or required to be paid as expenses under such Company Employee Plan; and

                  (G) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of the Company, threatened, alleging any breach of the terms of any Company Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such Company Employee Plan.

         (iv) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to cause a Material Adverse Change under ERISA, the IRC or any other applicable law.

         (v) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or on the Company Disclosure Schedule, and except as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any officer of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution or delivery of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change in control" or similar provisions resulting in an acceleration of benefits or compensation thereunder with respect to any agreements with any officer or other key employee of the Company or any of its Subsidiaries except for such applicable agreements as set forth on the Company Disclosure Schedule (the" Company Parachute Agreements"). Except as set forth on the Company Disclosure Schedule or pursuant to the Costalas Waiver Agreement, the Hammer Waiver Agreement and the Verratti Waiver Agreement, there are no amounts payable under the Company Parachute Agreements as a result of the transactions contemplated by this Agreement.

         Section 14 Compliance With Laws. Except as disclosed on the Company Disclosure Schedule, each of the Company and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, foreign law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not caused and are not reasonably likely to cause a Material Adverse Change.

         Section 15 Registration Statement; Proxy Statement. The information to be supplied by the Company or its Subsidiaries or about the Company or its Subsidiaries by the Company's agents for inclusion in the Registration Statement (as defined in the Registration Rights Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by the Company or its Subsidiaries or about the Company or its Subsidiaries by the Company's agents for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company stockholders' meeting to approve the transactions contemplated by this Agreement (the "Stockholders' Meeting") and as of the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in such proxy statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform ACO.

         Section 16 Labor Matters. Except as disclosed in the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of the Company, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

         Section 17 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change.

         Section 18 Broker Fees, etc. Other than (i) any amounts claimed by Lehman Brothers pursuant to arrangements previously disclosed to ACO and (ii) amounts paid in respect of the Fairness Opinion (as defined in Section 3.1(f)), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         Section 19 No Existing Discussions. As of the date hereof, neither the Company nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

         Section 20 Section 203 of the DGCL and Sections 2538, 2555 and 2564 of the Pennsylvania Business Corporation Law Not Applicable. The Board of Directors of the Company has taken all actions necessary under the DGCL and the Pennsylvania Business Corporation Law ("PBCL"), including approving the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) and Sections 2538, 2555 and 2564 of the PBCL applicable to a "business combination", "control share transactions" and "transactions with interested shareholders" do not, and will not, apply to the transactions contemplated hereunder and thereunder. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the Company or (by reason of the Company's participation therein) the transactions contemplated by this Agreement or the other Investment Documents to which it is a party.

         Section 21 The Company Rights Plan. Under the terms of the Company Rights Plan, the transactions contemplated by this Agreement will not cause a Distribution Date to occur or in any other way cause the rights issued pursuant to the Company Rights Plan to become exercisable.

         Section 22 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, taken together, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated herein.

         Section 23 Required Company Vote. Assuming the execution of all Investment Documents, the affirmative vote of the majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         Section 24 Full Disclosure. All written information heretofore furnished by the Company or any Subsidiary of the Company to ACO for purposes of or in connection with this Agreement or any transaction contemplated hereby was, as of the time such information was furnished, or the date of such information, as the case may be, and all such information hereafter furnished by the Company or any Subsidiary of the Company to ACO will be as of the time such information is furnished, or the date of such information, as the case may be, true and accurate in all material respects or, in the case of forecasts or projections, based on reasonable expectations and estimates believed by the Company to be accurate. Other than as disclosed in the Company SEC Reports, the Company has disclosed to ACO any and all facts known to any executive officer of the Company which will or are likely to (to the extent the Company can now reasonably foresee) cause a Material Adverse Change.


                                    ARTICLE V

                                    COVENANTS

         The Company agrees that, so long as ACO or TMC continues to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Act) of at least 1,000 shares of Series E Stock or 100,000 shares of Restricted Stock, unless ACO otherwise consents in writing (which consent shall not, in the case of Sections 5.2, 5.6(a), 5.7, 5.8, 5.9, 5.10, 5.11, and 5.12 be unreasonably withheld or delayed):

         Section 1 Information. The Company will deliver the following information to ACO:

         (i) As soon as available and in any event within 105 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows, and of changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without Qualification by Ernst & Young LLP or other public accountants of nationally recognized standing reasonably acceptable to ACO;

         (ii) Simultaneously with the delivery of each set of financial statements referenced in subsection (a) of this Section 5.1, a consolidating balance sheet in reasonable detail of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidating statement of income for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all certified by the chief financial officer, the treasurer, or chief accounting officer of the Company.

         (iii) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated and/or consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows, changes in stockholders' equity for such fiscal quarter and/or for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer, or the chief accounting officer of the Company;

         (iv) Within 60 days after the beginning of each fiscal year, a financial forecast, budget, cash flow projection and general business plan for the Company and its Subsidiaries for such fiscal year, as approved by the Company's board of directors and certified by the chief financial officer, the treasurer, or chief accounting officer of the Company;

         (v) Simultaneously with the delivery of each set of financial statements referenced in subsections (a) and (c) of this Section 5.1, a fully completed Compliance Certificate of the chief financial officer, the treasurer, or chief accounting officer of the Company;

         (vi) Simultaneously with the delivery of each set of financial statements referenced in subsection (a) of this Section 5.1, a statement of the firm of independent public accountants that reported on such statements;

         (vii) Forthwith upon an executive officer of the Company learning of the occurrence of any Default, a certificate of the chief financial officer, the treasurer, or the chief accounting officer of the Company setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto;

         (viii) Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that the Company or any of its Subsidiaries shall have filed with the Commission;

         (ix) Within 14 days after any member of the ERISA Group (i) gives or is required to give notice to PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any ERISA Material Plan which might constitute grounds for a termination of such ERISA Plan under Title IV of ERISA, or knows that the plan administrator of any such ERISA Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to PBGC, (ii) receives notice of complete or partial withdrawal liability in a material amount under Title IV of ERISA, a copy of such notice, or (iii) receives notice from PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any ERISA Material Plan, a copy of such notice;

         (x) As soon as reasonably practicable after an executive officer of the Company obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable possibility of assertion) of the commencement of, an action, suit, or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to cause a Material Adverse Change, or which in any manner questions the validity of any Investment Document or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit, or proceeding;

         (xi) Promptly upon receipt thereof, copies of each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company by independent public accountants in connection with any annual, interim, or special audit made by them of the consolidated financial statements of the Company and its Subsidiaries including each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company concerning its accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Company and its Subsidiaries; and

         (xii) From time to time, such additional information regarding the business, properties, financial position, results of operations, or prospects of the Company or any of its Subsidiaries as ACO may reasonably request.

         Section 2 Fiscal Plans. On or before the earlier of the Closing Date and termination of this Agreement, the Board of Directors of the Company will not adopt any budget or other fiscal plan for the Company without the prior written approval of such budget or other fiscal plan by ACO.

         Section 3 Payment of Obligations. Except where failure to do so will not cause a Material Adverse Change, the Company will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including:
(i) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its material assets, (ii) all material lawful taxes, assessments, and governmental charges or levies upon it or its assets, except to the extent that any such obligation or liability may be diligently contested in good faith by appropriate proceedings, and the Company will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any such obligation or liability; and (iii) all Debts as and when due.

         Section 4  Maintenance of Property; Insurance.

         (i) Except where failure to do so will not cause a Material Adverse Change, the Company will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted.

         (ii) Except where failure to do so will not cause a Material Adverse Change, maintain adequate reserves (consistent with past practices) in order to provide for any potential patent infringement actions involving the Company.

         (iii) Except where failure to do so will not cause a Material Adverse Change, the Company will, and will cause each Subsidiary of the Company to, maintain or cause to be maintained with financially sound and reputable insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         Section 5 Books and Records; Inspection. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Company will permit ACO and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as ACO may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as ACO may request.

         Section 6 Conduct of Business; Maintenance of Subsidiaries; Compliance with Law.

         (i) On or before the earlier of the Closing Date and termination of this Agreement, subject to this Section 5, the Company will, and will cause each of its Subsidiaries to, engage in its business in the same general manner as now conducted by the Company and its Subsidiaries, will conduct its operations so as to implement the most recent Annual Operating Plan adopted by the Company and provided to ACO.

         (ii) On or before the earlier of the Closing Date and termination of this Agreement, the Company will preserve, renew, and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew, and keep in full force and effect, its corporate existence and all material rights, privileges, and franchises necessary or desirable in the normal conduct of business.

         (iii) On or before the earlier of the Closing Date and termination of this Agreement, except for any minority interest existing on the Closing Date and disclosed on the Company Disclosure Schedule, the Company will cause each of its Subsidiaries to be a Wholly-Owned Subsidiary.

         (iv) The Company will comply, and will cause each Subsidiary of the Company to comply, in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including environmental laws and ERISA and the rules and regulations thereunder).

         Section 7 Debt. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

         (i) Debt identified in the Company Disclosure Schedule including any extension, renewal, refunding, or refinancing thereof, provided that (x) such extension, renewal, refunding, or refinancing is on terms no less favorable, in the reasonable opinion of the management of the

Company, than the Debt so extended, renewed, refunded or refinanced and (y) the amount of such Debt shall not be increased;

         (ii) Debt of a Subsidiary of the Company owing to the Company or to a Wholly-Owned Subsidiary; and

         (iii) Additional Debt, not otherwise permitted under this Section, in an aggregate principal amount outstanding at any time not in excess of $2,000,000.

         Section 8  Consolidations, Mergers and Sales of Assets.

         (i) On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any Subsidiary of the Company to, consolidate with or merge with or into any other Person, unless: (i)
(A) the Company is the surviving corporation, (B) immediately after giving effect thereto, no Default shall have occurred and be continuing, and (C) ACO consents in writing, which consent shall not unreasonably be withheld; or (ii) the Company pays the Transaction Initiation Fee to ACO.

         (ii) On or before the earlier of the Closing Date and termination of this Agreement, neither the Company nor any of its Subsidiaries will make any Disposition of any material part of their consolidated assets.

         Section 9 Restricted Payments. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not declare or make, or permit any of its Subsidiaries to declare or make, any Restricted Payment.

         Section 10 Limitations on Investments. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person other than:

         (i) Investments in Persons which immediately before and after giving effect to such Investment are Wholly-Owned Subsidiaries; and

         (ii) Investments made by the Company or any Subsidiary of the Company in connection with its cash management policies and practices conducted in the ordinary course of business, consistent with reasonable business practice, provided that, in each case, such Investment matures within one year from the date of acquisition thereof by the Company or such Subsidiary.

         Section 11 Transactions with Affiliates. Except as set forth on the Company Disclosure Schedule, pursuant to any Investment Document, or as required under any contract or obligation entered into before the date of this Agreement, the Company will not, and will not permit any of its

Subsidiaries to, directly or indirectly: (i) make any Investment in an Affiliate of the Company; (ii) sell, lease, or otherwise transfer any assets to an Affiliate of the Company; (iii) purchase or acquire assets from an Affiliate of the Company; or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including Guarantees and assumptions of obligations of an Affiliate); provided that the Company and any Wholly-Owned Subsidiary may enter into any such transaction with each other.

         Section 12 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Securities, and in the case of loss, theft or destruction, upon receipt of indemnity in reasonable form and scope, the Company will issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

         Section 13 Compensation of Board. The Company shall compensate the ACO Board Nominees consistently with other Company directors providing similar services.

         Section 14 Organizational Documents. On or before the earlier of the Closing Date and termination of this Agreement, other than pursuant to this Agreement, the Company will not make any change in its Certificate of Incorporation, the Certificate or its bylaws, including without limiting the foregoing, any change in the authorized number of directors.

         Section 15 Securities Law Filings. The Company will make any filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Securities to ACO.

         Section 16 Compliance With Certificate and Bylaws. The Company will perform and observe all of its obligations to the holders of Securities set forth in the Certificate and the Company's Bylaws.

         Section 17 Use of Proceeds. Concurrently with the Closing, the Company will apply the proceeds received by it from the Purchase as follows:

         (i) Approximately $16.5 million (as specified in First Union National Bank Consent Agreement) to First Union National Bank, in repayment of the Company's line of credit, including interest and fees, pursuant to the First Union National Bank Consent Agreement;

         (ii)  all payments to be made pursuant to Section 8.4;

         (iii) payment of costs and fees payable by the Company in connection with the transactions contemplated by the Investment Documents as provided herein and therein; and

         (iv) the balance to be used for working capital and for general corporate purposes not inconsistent with the provisions of this Agreement.

         Section 18  Employees.

         (i) On or before the earlier of the Closing Date and termination of this Agreement, without the written consent of ACO (which consent will not be unreasonably withheld), neither the Company nor any of its Subsidiaries shall (except as set forth in any Investment Document) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating of altering the vesting thereof) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to (i) provide for any payment deemed necessary by management to certain employees on terms reasonably acceptable to ACO and (ii) grant merit increases in salaries of employees (other than officers) at regular scheduled times in customary amounts consistent with past practices.

         (ii) On or before the earlier of the Closing Date and termination of this Agreement, neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date of this Agreement.

         Section 19 Transition. On or before the earlier of the Closing Date and termination of this Agreement, in order to permit the coordination of their related operations on a timely basis, the Company shall consult with ACO on all strategic and material operational matters. The Company shall make available to ACO at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the foregoing sentence, ACO, its officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its Subsidiaries at all times as may be deemed reasonably necessary by ACO.

         Section 20 Exclusivity. On or before the earlier of the Closing Date and termination of this Agreement, the Company agrees that, the Company and its officers, directors, employees, representatives and agents shall not, and each of them shall cause their Affiliates and representatives to not, directly or indirectly, (x) take any action to encourage, solicit or initiate any Acquisition Proposal or (y) respond to, continue, initiate or engage in discussions or negotiations concerning any Acquisition Proposal with, or disclose in connection with any Acquisition Proposal any non-public information relating to the Company or its assets or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person (except ACO and its representatives), except that the Company may engage in negotiations with, or disclose such non-public information to, or provide such access to any person who has made an unsolicited Acquisition Proposal if the Board of Directors of the Company, after consultation with outside counsel to the Company, determines that its fiduciary duties under applicable law require such actions. Subject to such fiduciary duties, the Company shall, and shall cause its Affiliates and representatives to, immediately discontinue and not resume or otherwise continue any discussions with respect to any Acquisition Proposal existing on or commenced prior to the date hereof (other than, in each case, with ACO and its representatives). In addition, the Company shall provide ACO with notice of any Acquisition Proposal received by the Company not later than 24 hours after receipt.

         Section 21 Registration. The Company shall use best efforts to ensure that all Conversion Stock held by ACO is continuously registered with the Commission in accordance with the terms and conditions of the Registration Rights Agreement.

         Section 22 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The parties shall use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. ACO and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the transactions contemplated by this Agreement. Following the execution of this Agreement, ACO and the Company shall cooperate to prepare, file, cause to be approved by the SEC and mail to the Company's stockholders, in as expeditious manner as possible, the Proxy Statement in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended, which Proxy Statement shall contain proposals related to, at a minimum, (i) an increase in the number of authorized shares of Common Stock of the Company; (ii) approval of the transactions contemplated by this Agreement pursuant to the rules of the New York Stock Exchange, Inc. and (iii) such other matters as the Company shall determine.

         Section 23 Public Announcements. ACO and the Company shall consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.


                                   ARTICLE VI

                                    DEFAULTS

         Section 1 Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing other than as a result of any action caused or taken by ACO, its affiliates (including TMC) or the ACO Board
Nominees:

         (i) The Company shall fail to observe or perform any of its material covenants or agreements contained in this Agreement or any other Investment Document;

         (ii) Any material representation, warranty, certification, or statement made by or on behalf of the Company in any Investment Document, or in any certificate, financial statement or other document delivered pursuant thereto, shall have been incorrect or misleading in any material adverse respect when made (or deemed made);

         (iii) The Company or any Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (iv) An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary of the Company under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, (x) ACO may, by notice to the Company, terminate any outstanding obligation of ACO to Purchase, and any such obligation to Purchase shall thereupon terminate, and (y) ACO may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Certificate, or to enforce any other legal or equitable right of ACO or to take any one or more of such actions.

                                   ARTICLE VII

                                   TERMINATION

         Section 1 Termination. This Agreement may be terminated at any time prior to the Closing Date (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the transactions contemplated by this Agreement by the stockholders of the Company:

         (i)      by mutual written consent of ACO and the Company; or

         (ii) by either ACO or the Company if the transactions contemplated by this Agreement shall not have been consummated by November 15, 1998 or, upon receipt of a letter from NMC to ACO extending the termination date of the Transaction because NMC is awaiting regulatory or shareholder approval, by December 31, 1998 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulting in the failure of the Purchase to occur on or before such date;

         (iii) by either ACO or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

         (iv) by ACO, if there has been a material breach of any representation, warranty, covenant or agreement under this Agreement by the Company, which breach shall not have been cured within 20 business days following receipt by the Company of written notice of such breach from ACO; provided that such breach was not caused by Steve Lehman, as acting CEO of the Company, TMC or an ACO Board Nominee;

         (v) by the Company if the Company accepts an Acquisition Proposal (and pays to ACO the Transaction Initiation Fee pursuant to Section 2.2); or

         (vi) by the Company, if there has been a material breach of any representation, warranty, covenant or agreement under this Agreement by the ACO, which breach shall not have been cured within 20 business days following receipt by the ACO of written notice of such breach from the Company.

         Section 2  Effect of Termination.

         (i) In the event of a termination of this Agreement pursuant to Section 7.1(d) or (e), there shall be no liability or obligation on the part of ACO, the Company or their respective officers, directors, or stockholders or members, except as set forth in Sections 8.4 (Expenses; Documentary Taxes; Indemnification) and 2.2 (Transaction Initiation Fee), provided that any such termination shall not limit liability for a wilful breach of this Agreement.

         (ii) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(f), (i) TMC shall forfeit the TMC Option and the TMC Warrant and such shall be cancelled and of no further force and effect; and (ii) the fixed "floor" conversion price of $1.073125 per share shall remain in full force and effect with respect to all shares of Series D Preferred Stock and warrants over shares of Series D Stock purchased by ACO.

         (iii) Other than as set forth in Section 7.2(a) and in Section 8.8, neither party hereto shall be limited in pursuing any and all remedies available to such party at law or in equity.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective: (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in accordance with this Section
8.1 and the party sending the facsimile has telephonically confirmed its receipt, (b) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in accordance with this Section 8.1.

         Section 2 No Waivers. No failure or delay by ACO or the Company in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         Section 3 Cumulative Remedies. None of the rights, powers or remedies conferred upon ACO or the Company pursuant to this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Certificate of Designation for Series E Stock (as to ACO) or now or hereafter available at law, in equity, by statute or otherwise.

         Section 4  Expenses; Documentary Taxes; Indemnification.

         (i) Subject to Section 7.4(c), the Company shall pay: (A) all reasonable fees and disbursements of ACO's counsel in connection with the negotiation and preparation of this Agreement and all related documents, (B) all other reasonable out-of-pocket expenses of ACO, and (iii) upon any Event of Default, all out-of-pocket expenses incurred by ACO, including reasonable fees and disbursements of counsel, in connection with the such Event of Default and enforcement proceedings resulting therefrom.

         (ii) Subject to Section 7.4(c), the Company shall indemnify ACO against any transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of the Investment Documents.

         (iii) The Company shall not be required to make any payment to ACO pursuant to this Section 8.4 if the Company has paid the Transaction Initiation Fee to ACO pursuant to Section 2.2.

         Section 5 Amendments and Waivers. Any provision of this Agreement and the obligations or rights of the Company or ACO in respect of the Common Stock, Series E Stock or Series D Stock of the Company may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party or parties whose performance is conditional with respect such right or obligation, whereupon such amendment or waiver shall be binding on the Company and ACO.

         Section 6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the consent of ACO. ACO may not assign its rights or obligations under this Agreement except (a) with the consent of the Company or (b) to TMC only after the Closing Date. Upon any such assignment, ACO shall notify the Company, which notice shall specify the precise nature of the rights which have been so assigned.

         Section 7 Survival of Representations and Warranties. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the Purchase.

         Section 8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

         (i) GOVERNING LAW. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         (ii) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER INVESTMENT DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE DELAWARE COURT OF CHANCERY, COUNTY OF NEW CASTLE, DELAWARE, OR, IF JURISDICTION IS NOT AVAILABLE IN SUCH COURT, IN ANY OTHER DELAWARE STATE COURT. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATE THAT SUCH COURTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE COMPANY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO
SECTION 8.1.

         (iii) WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE OTHER INVESTMENT DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A

COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION (c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

         Section 9 Counterparts; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         Section 10 Entire Agreement. This Agreement and the other Investment Documents (a) integrate all the terms and conditions set forth in or incidental to the Investment Documents, (b) supersede all oral negotiations and prior writings (including, without limiting the foregoing, the letter of intent dated July 10, 1998 between ACO and the Company together with the Annexes thereto) with respect to the subject matter hereof, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Investment Documents and as the complete and exclusive statement of the terms agreed to by the parties.

         Section 11 Confidentiality. Each of the Company and ACO agree to maintain confidentiality of the terms of this Agreement and all information disclosed in connection herewith including, without limitation, pursuant to
Article 5 hereof, subject to the applicable rules and regulations under the Securities Act of 1933 and the Securities Exchange Act of 1934; provided, however, that the Company and ACO may disclose such information to its legal and financial advisors and lenders and to the parties to the Investment Documents, provided that such advisors, lenders and parties to the Investment Documents are, prior to receipt of such information, informed of the confidential nature of such information and agree to be bound by the nondisclosure provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

COMPANY:                            NATIONAL MEDIA CORPORATION,
                                    a Delaware corporation

                                    By
                                      ------------------------------------------
                                            Name:
                                            Title:

                                    Address for Notices:

                                    Attn:  General Counsel
                                    Eleven Penn Center
                                    Suite 1100
                                    1835 Market Street
                                    Philadelphia, PA  19103
                                    Telephone:  (215) 988-4600
                                    Facsimile:  (215) 988-4869

ACO:                                NM ACQUISITION CO., LLC,
                                    a Delaware limited liability company

                                    By its Manager,
                                    TEMPORARY MEDIA, CO., LLC,
                                    a Delaware limited liability company


                                    By
                                      -----------------------------------------
                                            Name:  Eric Weiss
                                            Title: Managing Member

                                    Address for Notice:

                                    Attn:  Stuart D. Buchalter, Esq.
                                    Buchalter, Nemer, Fields & Younger
                                    601 S. Figueroa Street, Suite 2400
                                    Los Angeles, California 90017
                                    Telephone: (213) 891-0700
                                    Facsimile: (213) 896-0400